UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2018

NOBLE MIDSTREAM PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware	001-37640	47-3011449
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 1, 2018, the sole member of Noble Midstream GP LLC, the general partner (the “General Partner”) of Noble Midstream Partners LP (the “Partnership”), appointed Thomas H. Walker as a member of the board of directors (the “Board”) of the General Partner. Mr. Walker is currently Senior Vice President, U.S. Onshore of Noble Energy, Inc. (“Noble Energy”) and was appointed to fill the vacancy left by Charles J. Rimer, Senior Vice President, Global Services of Noble Energy, who resigned from the Board immediately prior to Mr. Walker’s appointment. Mr. Rimer did not resign because of a disagreement with the General Partner or the Partnership on any matter relating to the operations, policies or practices of the General Partner or the Partnership.
Mr. Walker is a Noble Energy designee to the Board. Officers or employees of Noble Energy who also serve as directors of the General Partner do not receive additional compensation for their service as a director of the General Partner. Accordingly, Mr. Walker will not receive additional compensation for his services as a director of the General Partner. Mr. Walker will have rights to indemnification pursuant to the First Amended and Restated Agreement of Limited Partnership of Noble Midstream Partners LP.
Mr. Walker was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Walker that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE MIDSTREAM PARTNERS LP
By: Noble Midstream GP, LLC, Its General Partner

Date:	July 3, 2018	By:	/s/ John F. Bookout, IV
John F. Bookout, IV
Chief Financial Officer